Exhibit 3.1


                    CERTIFICATE OF DESIGNATION OF PREFERENCES

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                               EDGAR ONLINE, INC.

The undersigned, Susan Strausberg, and Ira R. Hecht, Assistant Secretary, do hereby certify that:

     1. They are the Chief Executive Officer and the Assistant Secretary, respectively, of EDGAR Online, Inc., a Delaware corporation (the "Corporation").

     2. Pursuant to authority given by the Corporation's Certificate of Incorporation and by Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation (the "Board") approved and adopted the following resolution at a meeting of the Board held on March 25, 2005:

     RESOLVED, that pursuant to authority vested in the Board of Directors in accordance with the Corporation's Certificate of Incorporation, a new series of Series A Preferred Stock, $0.01 par value per share, be, and hereby is, authorized, and that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof are set forth in the Certificate of Designation.

     1. The Certificate of Designation is attached hereto as Exhibit A. The authorized number of shares of Preferred Stock of the Corporation is 1,000,000, $0.01 par value per share. The number of shares constituting the Series A Preferred Stock is 500,000, none of which shares have been issued.

     IN WITNESS WHEREOF, the undersigned officers execute this Certificate and declare, under penalty of perjury under the laws of the State of Delaware, that the statements set forth in this Certificate are true and correct of their own knowledge. Executed on March 29, 2005.


                                               /s/ SUSAN STRAUSBERG
                                               ---------------------------------
                                               Susan Strausberg
                                               Chief Executive Officer


                                               /s/ IRA R. HECHT
                                               ---------------------------------
                                               Ira R. Hecht, Assistant Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                               EDGAR ONLINE, INC.

                                     -------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                     -------

     FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), and further authorizes the Board of Directors of the Corporation to establish the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and to fix the number of shares constituting any such series.

     SECOND: On March 25, 2005, the Board of Directors of the Corporation adopted the following resolution authorizing the creation and issuance of a series of said Preferred Stock to be known as Series A Preferred Stock:

     RESOLVED: that pursuant to the authority vested in the Board of Directors in accordance with the Corporation's Certificate of Incorporation, a new series of Series A Preferred Stock, $0.01 par value per share, be, and hereby is, authorized, and that the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof are set forth in the Certificate of Designation, as follows:

     Section 1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Preferred Stock") and the number of shares constituting such series shall be 500,000.

     Section 2. Dividends and Distributions.

     (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or similar stock) ranking prior and superior to the shares of Preferred Stock with respect to dividends, the holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Corporation shall at any time after March 29, 2005 (the "Rights Record Date") (i) authorize and declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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


     (b) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Preferred Stock, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty
(60) days before the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

     (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (b) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as set forth herein (or as otherwise required by applicable law), holders of Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

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


     Section 4. Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Preferred Stock;

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other certificate of designation creating a series of Preferred Stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up.

     (a) Upon liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Preferred Stock and Common Stock, respectively, holders of Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. The merger or consolidation of the corporation, regardless of whether the corporation is the surviving entity in such merger or consolidation, shall not be deemed to be the liquidation, dissolution or winding up of the corporation.

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


     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (c) In the event the Corporation shall at any time after the Rights Record Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8. No Redemption. The shares of Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. At any time when any shares of Preferred Stock are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Preferred Stock, voting separately as a single series.

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


     Section 11. Fractional Shares. Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

     RESOLVED FURTHER: That the President, Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

     I further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of my own knowledge.

     Executed at Norwalk, Connecticut.


                                               /s/ SUSAN STRAUSBERG
                                               ---------------------------------
                                               Susan Strausberg
                                               Chief Executive Officer


                                               /s/ IRA R. HECHT
                                               ---------------------------------
                                               Ira R. Hecht, Assistant Secretary

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